Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112102) of Solitron Devices, Inc. of our report dated May 15, 2009, relating to the financial statements, which appears in this Form 10-K.

Friedman, Cohen, Taubman & Company LLC.
Plantation, Florida
May 21, 2009